UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Chevron Corporation

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Chevron Corporation

2018 Annual Meeting of Stockholders

Additional Information Relating to a Stockholder Proposal

Item 7 on the proxy card: Stockholder proposal regarding report on methane emissions:

Resolved: Shareholders request that Chevron provide a report (at reasonable cost, omitting proprietary information) using quantitative indicators, on the company’s actions beyond regulatory requirements to minimize methane emissions, particularly leakage, from the company’s hydraulic fracturing operations.

The Board of Directors of Chevron Corporation has recommended that stockholders vote against Item 7 for the reasons set forth on page 73 of the Proxy Statement (the “2018 Proxy Statement”) for the 2018 annual meeting of stockholders (https://www.chevron.com/-/media/shared-media/documents/chevron-proxy-statement-2018.pdf).

Chevron would like to update stockholders on our activities relating to methane. To actively and constructively contribute to the dialogue about methane management with our peers and stakeholders, effective May 10, 2018, Chevron has become a signatory to the Oil and Gas Methane Partnership Guiding Principles (the “Guiding Principles”). The Guiding Principles, described below, establish priority areas for action for managing methane emissions along the natural gas value chain.

The Guiding Principles were established collaboratively with industry, international institutions, non-government organizations, and academics to achieve the following:

1.	Continually reduce methane emissions: establish plans to systematically monitor and reduce methane emissions from operated assets, prioritizing higher emitting assets.

2.	Advance strong performance along the gas value chains: work to help improve approaches to and the application of methane management including estimation, detection, abatement, and reporting practices.

3.	Improve accuracy of methane emissions data: support research that improves the quantification of methane emissions and make progress towards verifiable reductions.

4.	Advocate sound policy and regulations on methane emissions: support policies that incentivize early action, drive performance improvements, facilitate proper enforcement, and support flexibility and innovation.

5.	Increase transparency: provide information in our external reports on methane emissions data, methodologies used to derive the data, the progress and challenges in methane emissions management, and support the standardization of comparable external methane reporting.

The Guiding Principles are aligned with three best practices that Chevron has committed to implementing for our U.S. onshore operations through The Environmental Partnership, a U.S.-based coalition among oil and gas companies described on page 73 of the 2018 Proxy Statement:

1.	Leak detection and repair: timely repair of leaky equipment and implementing initial monitoring at selected sites to detect methane leaks.

2.	Pneumatic controller: replace, remove, or retrofit high-bleed pneumatic controllers with lower- or zero-bleed methane emissions controllers.

3.	Manual liquids unloading: implement best practices to minimize emissions during removal of liquids.

Signing on to the Guiding Principles, in addition to being a founding member of The Environmental Partnership, is a recent example of Chevron’s significant and ongoing efforts to reduce methane emissions from its operations and demonstrates its commitment to protecting the environment. In light of these and other Chevron activities, commitments, and investments, the report requested in the stockholder proposal is unnecessary. Chevron urges you to vote AGAINST Item 7.